EXHIBIT 99.2

                      Solicitation and Marketing Materials

ALASKA FEDERAL SAVINGS BANK                                      REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALASKA FEDERAL SAVINGS BANK ("ALASKA FEDERAL") FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON ______________ __, 1999 AND ANY ADJOURNMENT THEREOF ("SPECIAL MEETING").

The undersigned being a member of Alaska Federal Savings Bank ("Alaska Federal"), hereby authorizes the Board of Directors of Alaska Federal or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of Alaska Federal to be held at the executive offices of Alaska Federal located at 2094 Jordan Avenue, Juneau, Alaska on, _________ __, 1999, at _____ a.m., Alaska Time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

     (1) To approve a Plan of Conversion adopted by the Board of Directors on February 19, 1999, and subsequently amended on April 16, 1999, providing for (i) the conversion of the Savings Bank from a federally chartered mutual to a federally chartered capital stock savings bank to be known as "Alaska Pacific Bank," and to be held as a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc., including the adoption of a Federal Stock Charter and Bylaws for the Savings Bank, pursuant to the laws of the United States and the rules and regulations of the Office of Thrift Supervision.

                           FOR [ ]       AGAINST [ ]

     (2) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Management is not aware of any other such business that may come before the Special Meeting.

                           FOR [ ]       AGAINST [ ]

This proxy, if executed, will be voted "FOR" adoption of the Plan and for adjournment of the Special Meeting if necessary if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

ALASKA FEDERAL SAVINGS BANK                                      REVOCABLE PROXY

Any Member giving a proxy may revoke it at any time before it is voted by delivering to the Corporate Secretary of Alaska Federal Savings Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting of members of Alaska Federal Savings Bank to be held on ____day, _________ __, 1999 and a proxy statement for the Special Meeting prior to the signing of this Proxy.

                                        ----------------------------------------
                                        Signature                        Date


                                        ----------------------------------------
                                        Signature                        Date

                                        NOTE: Please sign exactly as your
                                        name appears on this Proxy.  Only one
                                        signature is required in the case of
                                        a joint account. When signing in a
                                        representative capacity, please give
                                        title.


          IMPORTANT: Please Detach, Sign and Return "ALL" proxies from
             "ALL" packets received in the enclosed blue envelope.
            FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A "NO" VOTE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                                                 Alaska Pacific Bancshares, Inc.
                                                     Stock Information Center
                                                        2094 Jordan Avenue
                                                            Juneau, AK
                                                          (888) 277-8625
                                                         STOCK ORDER FORM
--------------------------------------------------------------------------------
Deadline: The Subscription Offering ends at 12:00 Noon, Alaska Time, on June 16, 1999. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at any Alaska Federal Savings Bank branch office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.
--------------------------------------------------------------------------------
  (1) Number of Shares        Price Per Share       (2) Total Amount Due
  --------------------                              --------------------
                          X       $10.00        =
  --------------------                              --------------------

Minimum = 25 shares    Maximum = Generally 12,500 shares, however, see the Stock
Order Form Instructions (blue sheet) and the Prospectus.
--------------------------------------------------------------------------------
Method of Payment

(3) [ ] Enclosed is a check, bank draft or money order payable to Alaska Pacific Bancshares, Inc. for $___________.

(4) [ ] I authorize Alaska Federal to make withdrawals from my Alaska Federal certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

        Account Number(s)                                        Amount(s)
        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------
                                               Total Withdrawal
                     There is NO penalty for early withdrrawal.  ---------
--------------------------------------------------------------------------------
(5) Purchaser Information (check one)

(a) [ ] Eligible Account Holder -- Check here if you were a depositor with $50,000 or more on deposit with Alaska Federal as of December 31, 1997. Enter information in section 8 for all deposit accounts that you had at Alaska Federal on December 31, 1997.

(b) [ ] Supplemental Eligible Account Holder -- Check here if you were a depositor with $50,000 or more on deposit with Alaska Federal as of March 31, 1999 but are not an Eligible Account Holder. Enter information in section 8 for all deposit accounts that you had at Alaska Federal on March 31, 1999.

(c) [ ] Other Member -- Check here if you were a depositor of Alaska Federal as of April 30, 1999 or a borrower whose loan was outstanding as of October 20, 1993 which continued to be outstanding at April 30, 1999, but are not an Eligible Account Holder. Enter information in section 8 for all accounts that you had at Alaska Federal on April 30, 1999.

(d) [ ] General Community -- Check here if a, b or c do not apply.
--------------------------------------------------------------------------------
(6) [ ] Check here if you are a director, officer or employee of Alaska Federal or a member of such person's immediate family (same household).
--------------------------------------------------------------------------------
(7) [ ] NASD Affiliation -- see description on reverse side of this form.
--------------------------------------------------------------------------------

(8) Please review the preprinted account information listed below. The accounts printed below may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed names on the accounts. You should list any other accounts that you may have or had with Alaska Federal in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION (blue sheet). All subscription orders are subject to the provisions of the Plan of Conversion.
    ------------------------------------------------------------------------




    ------------------------------------------------------------------------
        Additional Qualifying Accounts
        Account Title (Names on Accounts)                   Account Number
        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------
        Please Note: Failure to list all of you accounts may result in the loss of part or all of your subscription rights. (additional space on back of form)
--------------------------------------------------------------------------------
(9) Stock Registration -- Please Print Legibly and Fill Out Completely
    (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

    [ ] Individual                      [ ] Corporation
    [ ] Joint Tenants                   [ ] Partnership
    [ ] Tenants in Common               [ ] Individual Retirement Account
    [ ] Uniform Transfer to Minors Act  [ ] Fiduciary/Trust (Under
    [ ] Uniform Gift to Minors Act          Agreement Dated______________)
    ----------------------------------------------------------------------------
    Name                                Social Security or Tax I.D.
    ----------------------------------------------------------------------------
    Name                                Social Security or Tax I.D.
    ----------------------------------------------------------------------------
    Mailing                                             Daytime
    Address                                             Telephone
    ----------------------------------------------------------------------------
                              Zip                       Evening
    City            State     Code      County          Telephone
    ----------------------------------------------------------------------------
--------------------------------------------------------------------------------
Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated ____________, 1999 and understand I may not change or revoke my order once it is received by Alaska Pacific Bancshares, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Alaska Pacific
Bancshares, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form is not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Conversion as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.
--------------------------------------------------------------------------------
Signature                                                                 Date

--------------------------------------------------------------------------------
Signature                                                                 Date

--------------------------------------------------------------------------------
Office Use Only                         Check # _______________  _______________
                Date Rec'd ___/___/___  Ck. Amt _______________  _______________
                Batch # ______________  Order # ___________ Category ___________
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Item (7) continued -- NASD Affiliation (this section only applies to those individuals who meet the delineated criteria)

Check the box if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
--------------------------------------------------------------------------------
Item (8) continued; Purchaser Information

        Account Title (Names on Accounts)                   Account Number
        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

        ------------------------------------------------------------------

--------------------------------------------------------------------------------

                               CERTIFICATION FORM

  (This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF ALASKA PACIFIC BANCSHARES, INC. ARE NOT DEPOSITS OR AN ACCOUNT AND ARE NOT FEDERALLY INSURED OR GUARANTEED BY ALASKA FEDERAL OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision West Regional Director, Charles A. Deardorff, at (415) 616-1500.

I further certify that, before purchasing the shares of Common Stock of Alaska Pacific Bancshares, Inc. I received a copy of the Prospectus dated ____________, 1999 which discloses the nature of the Common Stock being offered and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 1 of the Prospectus:

 1. Alaska Federal's Business Depends Heavily on the Economic Condition of its Primary Market Area and Weak Market Area Demographics has Hurt Core Earnings and Limits Growth Prospects.

 2. Alaska Federal's Recent Grown in Commercial Business and Consumer Lending Poses Greater Risks Than Residential Lending.

 3.  Loss of Key Personnel May Hurt Alaska Federal's Operations.

 4. Possible Loss of a Tax Benefit in the Form of Net Operating Loss Carryforwards.

 5. Implementation of Benefit Plans will Increase Future Compensation Expense and May Lower Alaska Federal's Net Income.

 6.  Issuance of Shares for Benefit Programs May Lower Your Ownership Interest.

 7. Possible Voting Control by Management and Employees May Make Takeover Attempts More Difficult to Achieve.

 8. Provisions in Alaska Federal's Articles of Incorporation and Statutory Provisions that Could Discourage Takeover Attempts by Other Parties.

 9. Employment Agreements and Severance Plan Could Make Takeover Attempts More Difficult to Achieve.

10. Possible Limited Market for Alaska Pacific Bancshare's Common Stock May Lower Market Price.

11. Your Subscription Funds Could be Held for an Extended Time Period if Completion of the Conversion is Delayed.

12.  Rising Interest Rates Could Hurt Alaska Federal's Profits.

13. Alaska Federal's Return on Equity Will Be Below Average After Conversion Because of High Capital Levels.

-------------------------------------      -------------------------------------
Signature                   Date           Signature                   Date

-------------------------------------      -------------------------------------
(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

================================================================================
Alaska
Pacific                  Stock Ownership Guide and Stock Order Form Instructions
Bancshares,
Inc.
================================================================================

Stock Order Form Instructions - All subscription orders are subject to the provisions of the Plan of Conversion.
--------------------------------------------------------------------------------

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 12,500 shares. No person, together with associates, as defined in the Prospectus, and no person acting in concert may purchase more than 25,000 shares. For additional information, see "Alaska Federal's Conversion - Limitations on Purchases of Shares" in the Prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at Alaska Federal Savings Bank (the "Savings Bank")), by check, bank draft or money order payable to ALASKA PACIFIC BANCSHARES, INC. DO NOT MAIL CASH. Your funds will earn interest at the applicable account rate until the Conversion is completed.

Item 4 - To pay by withdrawal from a savings account or certificate at the Savings Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. The Savings Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the stock offering closes.

Item 5 - Please check the appropriate box to tell us the earliest of the three dates that applies to you. Borrowers, having a loan as of October 20, 1993 that was active on April 30, 1999, are Other Members.

Item 6 - Please check this box if you are a director, officer or employee of the Savings Bank, or a member of such person's household.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)

Item 8 - Please review the preprinted qualifying account information. The accounts listed may not be all of your qualifying accounts or even your accounts as of the earliest of the three dates if you have changed their ownership. You should list any other qualifying accounts that you may have or had with the Savings Bank in the blue box located under the heading "Additional Qualifying Accounts". These may appear on other stock order forms you have received. For example, if you are ordering stock in just your name, you should list all of your accounts as of the earliest of the three dates that you were a depositor. This may include accounts on which you were a joint owner, your own regular individual accounts or your IRA accounts. Similarly, if you are ordering stock jointly with another depositor, you should list all accounts on which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfer to Minors Act ownership, the minor must have had an account on one of the three dates and you should list only their accounts. If you are ordering stock corporately, you need to list just that corporation's accounts, as your individual accounts do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Alaska Pacific
Bancshares' common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                  (See Reverse Side for Stock Ownership Guide)

================================================================================
Alaska
Pacific                  Stock Ownership Guide and Stock Order Form Instructions
Bancshares,
Inc.
================================================================================

Stock Ownership Guide
--------------------------------------------------------------------------------

Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfer / Gift to Minors Act - For residents of Alaska and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-AK or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option.

Registration for IRA's:  On Name Line 1 - list the  name of the broker or trust department followed by CUST or TRUSTEE.
                         On Name Line 2  - FBO (for benefit of) YOUR NAME IRA
                           a/c #_____________.
                         Address will be that of the broker/trust department to
                           where the stock certificate will be sent.
                         The Social Security/Tax I.D. number(s) will be either
                           yours or your trustees, as they direct.
                         Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

              (See Reverse Side for Stock Order Form Instructions)

                                     [LOGO]

                             Charles Webb & Company

                                 A Division of
                         KEEFE, BRUYETTE & WOODS, INC.


To Members and Friends of
Alaska Federal Savings Bank
--------------------------------------------------------------------------------

Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Alaska Federal Savings Bank ("Alaska Federal") in its conversion from a federally chartered mutual to a federally chartered stock savings bank to be known as Alaska Pacific Bank which will become a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc. ("Alaska Pacific"). In connection with the conversion, Alaska Pacific is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

At the request of Alaska Pacific, we are enclosing materials explaining this process and your options, including an opportunity to invest in shares of Alaska Pacific common stock, which is being offered to customers through 12:00 Noon, Alaska Time, on June 16, 1999. Please read carefully the enclosed offering materials, including the Prospectus, for a complete discussion of the stock offering. Alaska Pacific has asked us to forward these documents to you in accordance with certain requirements of the securities laws in your state.

Should you have any questions, please call us toll free at (888) 277-8625, Monday through Friday from 10:00 am to 5:30 pm, Alaska Time, or stop by the Stock Information Center located at 2094 Jordan Avenue in Juneau.

Very truly yours,


Charles Webb & Company


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY GOVERNMENT AGENCY.



------------------- Investment Bankers and Financial Advisors ------------------

                                                      , 1999


Dear Friend:

     We are pleased to announce that Alaska Federal Savings Bank ("Alaska Federal") is converting from a federally chartered mutual to a federally chartered stock savings bank to be known as Alaska Pacific Bank and will become a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc. ("Alaska Pacific"). In connection with the conversion, Alaska Pacific is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

     Because of your subscription rights as a former member of Alaska Federal, we are sending you the following materials which describe the stock offering.

     PROSPECTUS: This document provides detailed information about Alaska Federal's operations and the proposed stock offering.


     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase Alaska Pacific common stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common stock is 12:00 Noon, Alaska Time, on June 16, 1999.

     As a former depositor of Alaska Federal, you have the opportunity to buy stock directly from Alaska Pacific Bancshares, Inc. in the conversion without commission or fee. If you have additional questions regarding the stock offering, please call us toll free at (888)277-8625, Monday through Friday from 10:00 a.m. to 5:30 p.m., Alaska Time, or stop by the Stock Information Center located at 2094 Jordan Avenue in Juneau.

                                        Sincerely,



                                        Craig E. Dahl
                                        President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

                                        ______________, 1999


Dear Prospective Investor:

     We are pleased to announce that Alaska Federal Savings Bank ("Alaska Federal") is converting from a federally chartered mutual to a federally chartered stock savings bank tp be known as Alaska Pacific Bank and will become a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc. ("Alaska Pacific"). In connection with the conversion, Alaska Pacific is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

     We have enclosed the following materials that will help you learn more about the merits of Alaska Pacific common stock as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about Alaska Pacific's operations and a complete discussion on the proposed stock offering.


     STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase Alaska Pacific common stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering common stock is 12:00 Noon, Alaska Time, on June 16, 1999.

     We invite you and other local community members to become charter shareholders of Alaska Pacific. Through this offering you have the opportunity to buy stock directly from Alaska Pacific without a commission or a fee. The Board of Directors and Senior Management of Alaska Federal fully support the stock offering.

     If you have additional questions regarding the stock offering, please call us toll free at (888)277-8625, Monday through Friday from 10:00 a.m. to 5:30 p.m., Alaska Time, or stop by the Stock Information Center located at 2094 Jordan Avenue in Juneau.

                                        Sincerely,



                                        Craig E. Dahl
                                        President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

                                        _______________,1999


Dear Member:

     We are pleased to announce that Alaska Federal Savings Bank ("Alaska Federal") is converting from a federally chartered mutual to a federally chartered stock savings bank to be known as Alaska Pacific Bank and will become a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc. ("Alaska Pacific"). In connection with the conversion, Alaska Pacific is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

     Unfortunately, Alaska Pacific is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Alaska Pacific.

     However, as a member of Alaska Federal you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on _________, 1999. Therefore, enclosed is a Proxy Card, a Proxy Statement (which includes the Notice of the Special Meeting) and a Prospectus (which contains information incorporated into the Proxy Statement), including a complete discussion of the offering and a return envelope for your Proxy Card.

     I invite you to attend the Special Meeting on _________, 1999. However, whether or not you are able to attend, please complete the enclosed Proxy Card and return it in the enclosed envelope to ensure your vote is counted at the Special Meeting.

                                        Sincerely,



                                        Craig E. Dahl
                                        President and Chief Executive Officer

                                        _______________,1999


Dear Member:

     We are pleased to announce that Alaska Federal Savings Bank ("Alaska Federal") is converting from a federally chartered mutual to a federally chartered stock savings bank to be known as Alaska Pacific Bank and will become a wholly-owned subsidiary of a new holding company, Alaska Pacific Bancshares, Inc. ("Alaska Pacific"). In connection with the conversion, Alaska Pacific is offering shares of its common stock in a subscription offering pursuant to a Plan of Conversion.

     To accomplish the conversion, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

     Enclosed, as part of the material, is your proxy card which is located behind the window of your mailing envelope. This proxy card needs to be signed and returned to us prior to the Special Meeting to be held on ________, 1999. Please take a moment to sign all of the enclosed proxy cards and return them to us in the blue postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.

     The Board of Directors believes the conversion will offer a number of advantages such as an opportunity for depositors and certain borrowers of Alaska Federal to become shareholders. Please remember:

     o Your accounts at Alaska Federal will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

     o There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the conversion.

     o Members have a right, but no obligation, to buy Alaska Pacific common stock and may do so without a commission or fee before it is offered to the general public.

     o Like all stock, shares of Alaska Pacific common stock issued in this offering will not be insured by the FDIC.

     Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing Alaska Pacific common stock, your enclosed Stock Order and Certification Form and payment for the shares must be received by Alaska Federal prior to 12:00 Noon, Alaska Time, on June 16, 1999.

     If you have additional questions regarding the stock offering, please call us toll free at (888)277-8625, Monday through Friday from 10:00 a.m. to 5:30 p.m., Alaska Time, or stop by the Stock Information Center located at 2094 Jordan Avenue in Juneau.

                                        Sincerely,



                                        Craig E. Dahl
                                        President and Chief Executive Officer


THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND, OR ANY OTHER GOVERNMENT AGENCY.

================================================================================

                           Alaska Pacific Bancshares


                               Community Meeting

                                 June xx, 1999

================================================================================

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

================================================================================

                          Management of Alaska Federal


     o    Craig E. Dahl, President and Chief Executive Officer

     o    Lisa Corrigan Bell, Senior Vice President, Chief Operating Officer

     o    Roger K. White, Senior Vice President and Chief Financial Officer

================================================================================

================================================================================

                                  Total Assets

                                 [GRAPH OMITTED]


                                    Thousands


                 12/31/98 ............................. $110,806

                 12/31/97 ............................. $114,476

                 12/31/96 ............................. $109,287



================================================================================

================================================================================

                                   Asset Mix

                                 [GRAPH OMITTED]


                 Loans, net .............................. 63.9%
                 Investment securities ................... 16.4%
                 Cash and cash equivalents ............... 13.2%
                 Other ...................................  6.5%


                              At December 31, 1998


================================================================================

================================================================================

                              Loans Receivable, Net

                                 [GRAPH OMITTED]


                                    Thousands


                 12/31/98 .............................. $70,836

                 12/31/97 .............................. $78,720

                 12/31/96 .............................. $76,611


================================================================================

================================================================================

                                 Loan Portfolio

                                 [GRAPH OMITTED]


                 One- to four-family ..................... 47.9%
                 Commercial nonresidential ............... 14.9%
                 Commercial ..............................  6.0%
                 Other ................................... 10.6%


                              At December 31, 1998

================================================================================

================================================================================

                                 Total Deposits

                                 [GRAPH OMITTED]


                                    Thousands


                 12/31/98 ............................. $101,945

                 12/31/97 ............................. $ 96,959

                 12/31/96 ............................. $ 96,810


================================================================================

================================================================================

                                 Equity Capital

                                 [GRAPH OMITTED]


                                    Thousands


                 12/31/98 ............................... $7,250

                 12/31/97 ............................... $7,140

                 12/31/96 ............................... $6,358


================================================================================

================================================================================

                          Total Equity to Total Assets

                                 [GRAPH OMITTED]



                 12/31/98 ................................ 6.54%

                 12/31/97 ................................ 6.24%

                 12/31/96 ................................ 5.82%


================================================================================

================================================================================

                                   Net Income

                                 [GRAPH OMITTED]


                                     ($000s)


                 12/31/98 ................................. $336

                 12/31/97 ................................. $699

                 12/31/96 ................................. $ 56


================================================================================

================================================================================

                            Return on Average Assets

                                 [GRAPH OMITTED]


                 12/31/98 ................................ 0.31%

                 12/31/97 ................................ 0.63%

                 12/31/96 ................................ 0.05%


================================================================================

================================================================================

                            Return on Average Equity

                                 [GRAPH OMITTED]


                 12/31/98 ...............................  4.67%

                 12/31/97 ............................... 10.36%

                 12/31/96 ...............................  0.81%


================================================================================

================================================================================

                               Net Interest Margin

                                 [GRAPH OMITTED]


                 12/31/98 ................................ 4.01%

                 12/31/97 ................................ 3.99%

                 12/31/96 ................................ 4.36%


================================================================================

================================================================================


                              Capital Requirements

                                [GRAPH OMITTED]


                                    Tangible         Core        Risk-Based
                                    --------        -----        ----------
     Requirement ..................    1.5%          3.0%            8.0%
     December 31, 1998 ............    6.9%          6.9%           12.4%
     Pro Forma ....................   10.2%         10.2%           18.4%
     ----------
     * Assumes the sale of 700,000 shares


================================================================================

================================================================================


                             Preference Categories


1. Eligible Account Holders -- Depositors with $50 or more on deposit as of December 31, 1997

2.   Employee Stock Ownership Plan (ESOP)

3. Supplemental Eligible Account Holders -- Depositors with $50 or more on deposit as of March 31, 1999

4. Other Members -- Depositors and Certain Borrowers as of the Voting Record Date April 30, 1999

5.   Residents of the  communities  of Juneau,  Ketchikan,  Sitka and  Wrangell,
     Alaska

6.   General Public


================================================================================

================================================================================


                                 Pro Forma Data


                                MINIMUM     MIDPOINT      MAXIMUM    MAXIMUM OF
                               OF RANGE     OF RANGE     OF RANGE   RANGE (adj.)
                               --------     --------     --------   ------------
Shares Sold in Offering ...      595,000      700,000      805,000      925,750

Sale Price Per Share ......       $10.00       $10.00       $10.00       $10.00

Gross Proceeds ............   $5,950,000   $7,000,000   $8,050,000   $9,257,500

Pro Forma
Stockholders' Equity ......  $12,600,000  $12,915,000  $13,825,000  $14,871,000

Pro Forma Stockholders'
Equity per Share ..........       $20.17       $18.45       $17.18       $16.06

Price/Book Ratio ..........        49.58%       54.20%       58.21%       62.27%

Pro Forma Net Income
per Share .................        $0.82        $0.73        $0.67        $0.61

Price/Earnings Ratio ......       12.20x       13.70x       14.93x       16.39x

================================================================================

================================================================================




                       We thank you for your interest in


                           ALASKA PACIFIC BANCSHARES






                           OTC Bulletin Board: "XXXX"

================================================================================